UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2010
Argon ST, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia		22033

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 703-322-0881
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Argon ST, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of June 30, 2010 (the “Merger Agreement”) with The Boeing Company, a Delaware corporation (“Parent”), and Vortex Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Merger Sub to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), for $34.50 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to applicable withholding taxes.
     The Merger Agreement provides that the Offer will commence within five business days after the date of the Merger Agreement, and will remain open for at least 20 business days (including the day on which the Offer is commenced). Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Parent, Merger Sub and the Company or any of the Company’s subsidiaries) will be canceled and converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). If Merger Sub holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger as a short-form merger pursuant to Delaware General Corporation Law. Otherwise, the Company may hold a special stockholders’ meeting to obtain stockholder approval of the Merger.
     Subject to the terms and conditions of the Merger Agreement, the Company has granted Merger Sub an irrevocable one-time option (the “Top-Up Option”) to purchase an aggregate number of newly issued Shares that, when added to the number of Shares owned by Parent and Merger Sub at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding immediately after the issuance of the Top-Up Option Shares on a fully diluted basis, subject to applicable regulatory requirements and there being sufficient authorized Shares available for issuance. The Top-Up Option is exercisable only after Shares have been accepted for payment pursuant to the Offer.
     Completion of the Offer is subject to customary conditions, including (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares already owned by Parent, a majority of the Shares outstanding (determined on a fully diluted basis), and (ii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the Company’s board of directors’ recommendation, the Company may be required to pay Parent a termination fee of $28.0 million.
     The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or Parent in the Company’s or Parent’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Parent. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which Merger Sub may have the right not to consummate the Offer, or Parent or the Company may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.
     The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.
     Concurrently with the execution and delivery of the Merger Agreement, each of Terry L. Collins, Victor F. Sellier and Thomas E. Murdock (including, in each case, certain affiliates thereof), together representing ownership of more than approximately 34.3% of the outstanding Shares, and approximately 31.2% of the Shares on a fully diluted basis, entered into a tender and voting agreement (collectively, the “Tender and Voting Agreements”) with Parent and Merger Sub whereby Messrs. Collins, Sellier and Murdock (and certain affiliates party to the Tender and Voting Agreements) committed, among other things, subject to the terms and conditions of the Tender and Voting Agreements, to tender all of their respective Shares in the Offer. The Tender and Voting Agreements automatically terminate upon the termination of the Merger Agreement or the occurrence of certain other events. The foregoing description of the Tender and Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender and Voting Agreements, which are filed as Exhibits 2.2, 2.3 and 2.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 8.01. Other Events.
     On June 30, 2010, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Current Report on Form 8-K, announcing the execution of the Merger Agreement.
NOTICES
Important Information about the Tender Offer
     The Offer described herein has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the Offer is commenced, Parent will cause Merger Sub to file a tender offer statement on Schedule TO with the SEC. Investors and Argon stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Argon with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. A copy of the tender offer statement and the solicitation/recommendation statement will be made available free of charge to all stockholders of Argon ST, Inc. at www.argonst.com or by contacting Argon ST, Inc. at 12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia 22033, (703) 322-0881.
Statement on Cautionary Factors
     Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future”; “anticipate”; “potential”; “believe”; or similar statements are forward-looking statements. Risks and uncertainties include uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Argon stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; as well as risks detailed from time to time in Argon’s public disclosure filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2009, subsequent quarterly filings on Form 10-Q and the solicitation/recommendation statement to be filed in connection with the tender offer. The information contained herein is as of June 30, 2010. Argon disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise. Copies of Argon’s public disclosure filings are available from its investor relations department.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	Agreement and Plan of Merger, dated as of June 30, 2010, among The Boeing Company, Vortex Merger Sub, Inc. and Argon ST, Inc.

2.2	Tender and Voting Agreement, dated as of June 30, 2010, by and among The Boeing Company, Vortex Merger Sub, Inc. and Terry L. Collins (and certain affiliates)

2.3	Tender and Voting Agreement, dated as of June 30, 2010, by and among The Boeing Company, Vortex Merger Sub, Inc. and Victor F. Sellier (and certain affiliates)

2.4	Tender and Voting Agreement, dated as of June 30, 2010, by and among The Boeing Company, Vortex Merger Sub, Inc. and Thomas E. Murdock (and certain affiliates)

99.1	Press Release issued by Argon ST, Inc., dated June 30, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.
June 30, 2010	By:	/s/ Terry L. Collins
		Name:	Terry L. Collins
		Title:	Chairman, Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of June 30, 2010, among The Boeing Company, Vortex Merger Sub, Inc. and Argon ST, Inc.

2.2	Tender and Voting Agreement, dated as of June 30, 2010, by and among The Boeing Company, Vortex Merger Sub, Inc. and Terry L. Collins (and certain affiliates)

2.3	Tender and Voting Agreement, dated as of June 30, 2010, by and among The Boeing Company, Vortex Merger Sub, Inc. and Victor F. Sellier (and certain affiliates)

2.4	Tender and Voting Agreement, dated as of June 30, 2010, by and among The Boeing Company, Vortex Merger Sub, Inc. and Thomas E. Murdock (and certain affiliates)

99.1	Press Release issued by Argon ST, Inc., dated June 30, 2010.